SECOND AMENDED AND RESTATED
                    FORBEARANCE, LOCK-UP AND VOTING AGREEMENT

         This SECOND AMENDED AND RESTATED FORBEARANCE, LOCK-UP AND VOTING AGREEMENT (this "Agreement") is made and entered into as of May 18, 2000 by and between Innovative Clinical Solutions, Ltd., a Delaware corporation ("ICSL" or the "Company"), and the holders listed on the Schedule of Consenting Holders attached hereto, (each, a "Consenting Holder," and collectively, the "Consenting Holders"). The Company and the Consenting Holders are collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, ICSL and the Consenting Holders have previously entered into that certain Forbearance, Lock-Up and Voting Agreement dated as of January 17, 2000 (as amended and restated by that certain Amended and Restated Forbearance, Lock-Up and Voting Agreement dated as of April 7, 2000, the "Original Agreement") with regard to restructuring the indebtedness outstanding under ICSL's 6 3/4% Convertible Subordinated Debentures due 2003 (the "Old Convertible Subordinated Debentures");

         WHEREAS, ICSL and the Consenting Holders now desire to amend and restate the Original Agreement and implement a financial restructuring (the "Financial Restructuring") of ICSL pursuant to a pre-packaged Chapter 11 bankruptcy filing by ICSL and all of its wholly-owned subsidiaries (the "Subsidiaries") on the terms set forth in this Agreement and the Term Sheet attached as Exhibit A hereto (the "Term Sheet");

         WHEREAS, in order to implement the Financial Restructuring, ICSL and the Subsidiaries intend, subject to the terms and conditions of this Agreement, to, (i) prepare and, if necessary, file with the Securities and Exchange Commission a Prepetition Disclosure and Solicitation Document (the "Solicitation Document") containing "adequate information" as such term is defined in section 1125(a) of title 11 of the United States Code (the "Bankruptcy Code"); (ii) prepare a plan of reorganization (the "Prepackaged Plan") consistent with this Agreement and the Term Sheet; (iii) solicit requisite acceptances of the Prepackaged Plan from holders of impaired claims prior to the commencement of proceedings under chapter 11 of the Bankruptcy Code (the "Chapter 11 Proceedings"); and (iv) if requisite acceptances are obtained, commence the Chapter 11 Proceedings to implement the terms of the Financial Restructuring;

         WHEREAS, in order to facilitate the implementation of the Financial Restructuring, the Consenting Holders are prepared to commit, as set forth in more detail herein, during the period commencing on the date hereof and ending on the date a Termination Event (as defined herein) first occurs, and no longer,
(i) to forbear from exercising remedies in respect of the Old Convertible Subordinated Debentures, and (ii) not to sell, transfer or assign any of the Old Convertible Subordinated Debentures except as permitted herein;

         WHEREAS, the Consenting Holders are prepared to commit, on the terms and subject to the conditions of this Agreement, to consent to a Prepackaged Plan that satisfies the Conditions (as defined herein).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ICSL and the Consenting Holders hereby agree as follows:

         1. Forbearance. During the period commencing on the date hereof and ending on the date that a Termination Event first occurs, and no longer, each of the Consenting Holders hereby agrees to forebear (and agrees not to give any instructions to the trustee under the Old Convertible Subordinated Debenture Indenture inconsistent with such forbearance) from the exercise of any rights or remedies it may have under or with respect to the Old Convertible Subordinated Debentures or the Old Convertible Subordinated Debenture Indenture (the "Existing Agreements"), applicable law or otherwise, with respect to any default in existence or arising under the Existing Agreements; provided, however, during such period, ICSL shall have continued to comply with its obligations under the terms and conditions of this Agreement. In the event that this Agreement shall terminate, the Consenting Holders shall have, and shall be entitled to exercise, each of their rights or remedies under the Existing Agreements and applicable law, as if this Agreement was never executed (and shall not be deemed to have waived any such rights or remedies by virtue of executing this Agreement).

         2. Voting, Consent and/or Tender. Each of the Consenting Holders represents that, as of the date hereof, it is the beneficial owner and/or the investment adviser or manager for the beneficial owner (with the power to vote and dispose of Old Convertible Subordinated Debentures on behalf of such beneficial owner) of Old Convertible Subordinated Debentures set forth on the schedule attached to its signature page (for each such Party, the "Relevant Claims"). Each of the Consenting Holders agrees that, subject to the condition that the terms of the Prepackaged Plan and all documents attendant thereto, including, without limitation, the terms, financial instruments, and security documents (if any) to be provided to the holders of the Old Convertible Subordinated Debentures (collectively, the "Attendant Documents"), contained in the Solicitation Document relating to the Old Convertible Subordinated Debentures include and/or are consistent with the terms set forth in the Term Sheet, and are in form and substance satisfactory in all other respects, it shall timely vote (including instructing custodial agents to vote, as the case may be) the entirety of its Relevant Claims to accept the Prepackaged Plan. Each of the Consenting Holders also agrees that, subject to the conditions that (i) all classes of impaired claims shall have accepted the Prepackaged Plan as provided in section 1126(c) of the Bankruptcy Code, and (ii) the court in the Chapter 11 Proceedings the "Bankruptcy Court") shall have determined that the solicitation of holders of impaired claims was in compliance with section 1126(b) of the Bankruptcy Code, it shall not withdraw or revoke its vote except as permitted herein. Each of the conditions set forth in this Section 2 shall hereinafter be referred to collectively as the "Conditions".

         3. Restriction on Transfer. Each of the Consenting Holders hereby agrees that, during the period commencing on the date hereof and ending on the date that a Termination Event first occurs, and no longer, it shall not sell, transfer or assign any of the Relevant Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees

                                       2

in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement and the transferor provides ICSL with a copy thereof, in which event ICSL shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee, and ICSL shall confirm that acknowledgment in writing.

         4. ICSL Agreements. ICSL hereby agrees to use its reasonable best efforts to have the prepetition solicitation of holders of impaired claims approved by the Bankruptcy Court pursuant to section 1126(b) of the Bankruptcy Code, and shall thereafter take all reasonable steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Prepackaged Plan as expeditiously as possible under the provisions, rules and regulations of the Bankruptcy Code and the Bankruptcy Rules.

         5. Support of the Plan. ICSL will use its reasonable best efforts to obtain the required consent of 66-2/3% of the holders of the Old Convertible Subordinated Debentures to the Prepackaged Plan and confirmation of the Prepackaged Plan in accordance with the Bankruptcy Code as expeditiously as possible. The Consenting Holders will take all necessary and appropriate actions to support the Prepackaged Plan and the confirmation thereof. The Consenting Holders shall not (a) object to the Solicitation Document or confirmation of a Prepackaged Plan that satisfies the Conditions or otherwise commence any proceeding to oppose or alter a Prepackaged Plan that satisfies the Conditions or any other reorganization documents containing terms that satisfy the Conditions, (b) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any chapter 11 or chapter 7 case commenced in respect of
ICSL provided that ICSL is supporting a Prepackaged Plan that satisfies the Conditions, (c) directly or indirectly seek, solicit, support or encourage any other plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of ICSL or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the successful restructuring of ICSL as contemplated by the Prepackaged Plan, provided that the Prepackaged Plan satisfies the Conditions, (d) object to the Solicitation Document or the solicitation of consents to the Prepackaged Plan, provided that the Prepackaged Plan satisfies the Conditions, or (e) take any other action that is inconsistent with, or that would delay confirmation of the Prepackaged Plan, provided that the Prepackaged Plan satisfies the Conditions.

         6. Acknowledgment. This Agreement is not and shall not be deemed to be a solicitation for consents to the Prepackaged Plan. The acceptance of the Consenting Holders will not be solicited until the Consenting Holders have received the Solicitation Document and related documents.

         7. Termination of this Agreement and Consenting Holders's Obligations. The Consenting Holders may terminate their obligations hereunder and rescind any consent to the Prepackaged Plan by such Consenting Holders (which consent shall be null and void and have no further force and effect) and this Agreement shall terminate if any of the following events (any such event, a "Termination Event") occur: (i) ICSL files, propounds or otherwise supports any plan of reorganization or liquidation that does not satisfy the Conditions; and (ii) the Prepackaged Plan is modified or replaced such that it (or any such replacement)

                                       3

at any time does not satisfy the Conditions; (iii) the Solicitation Document is not distributed to holders of impaired claims on or before June 5, 2000; (iv) the Chapter 11 Proceedings are not commenced on or before July 15, 2000; (v) the Prepackaged Plan is not consummated on or before October 20, 2000; or (vi) ICSL shall have disclaimed in writing its intention to pursue the restructuring or has otherwise materially breached this Agreement and shall not have cured any breach within thirty (30) days of receiving written notices thereof.

          8. Representations and Warranties. Each of ICSL and the Consenting Holders represents and warrants to each other the following statements are true, correct and complete as of the date hereof:

                  (a) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

                  (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, trust, partnership or LLC action on its part.

                  (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its Certificate of Incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

                  (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the commencement of the Chapter 11 Proceedings, the approval of the Solicitation and confirmation of the Prepackaged Plan.

                  (e) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          9. Further Acquisition of Securities. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Claims. However, any such additional Claims so acquired shall automatically be deemed to be Relevant Claims and to be subject to the terms of this Agreement.

                                       4

         10. Amendments. This Agreement may not be modified, amended or supplemented except in writing signed by ICSL and the Consenting Holders.

         11. Disclosure. Unless required by applicable law or regulation, ICSL shall not disclose any of the Consenting Holders' holdings of Relevant Claims without the prior written consent of the applicable Consenting Holder, and if such announcement or disclosure is so required by law or regulation, ICSL shall afford such Consenting Holders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to such announcement or disclosure. The foregoing shall not prohibit ICSL from disclosing the names of the Consenting Holders or the existence and terms of this Agreement; provided, however, that any press release of ICSL naming the Consenting Holders (individually or as an ad hoc committee) shall be acceptable to the Consenting Holders, such approval not to be unreasonably withheld, delayed or denied.

         12. Impact of Appointment to Creditors Committee. If an official committee of unsecured creditors or of holders of Old Convertible Subordinated Debentures is appointed by the United States Trustee in a Chapter 11 Proceeding, to the extent that the Consenting Holders wish, in their sole and absolute discretion, to be appointed to any official committee of unsecured creditors or holders of Old Convertible Subordinated Debentures, ICSL shall cooperate with the Consenting Holders in seeking to cause the United States Trustee to appoint the Consenting Holders to be a member of an official committee pursuant to
Section 1102 of the Bankruptcy Code. Notwithstanding anything herein to the contrary, in the event that any of the Consenting Holders are appointed to and serve on a committee of creditors or holders of Old Convertible Subordinated Debentures in a Chapter 11 Proceeding, the terms of this Agreement shall not be construed so as to limit such Consenting Holder's exercise (in their sole and absolute discretion) of its fiduciary duties to any person arising from its service on such committee, and any such exercise (in the sole and absolute discretion of such Consenting Holders) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement).

         13.  Notices.  All  notices,   requests,   claims,  demands  and  other
communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

                                       5

                  (1)      If to the Consenting Holders:

                           767 Third Avenue
                           New York, New York   10017
                           Attention:       Martin J. Whitman
                           Facsimile Number:         (212) 888-6704

                  With a copy, which will not constitute notice, to:

                           White & Case
                           1155 Avenue of the Americas
                           New York, New York 10036-2787
                           Attention:       Andrew DeNatale
                           Facsimile Number:         212-354-8113

                  (2)      If to the Company:

                           Innovative Clinical Solutions, Ltd.
                           10 Dorrance Street
                           Suite 400
                           Providence, Rhode Island  02903
                           Attention: Michael Heffernan
                           Facsimile Number: 401-831-6758

                  With a copy, which will not constitute notice, to:

                           Katten Muchin Zavis
                           525 West Monroe
                           Suite 1300
                           Chicago, Illinois   60661
                           Attention: Jeff J. Marwil, Esq.
                           Facsimile Number: 312-902-1061

         14. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the District Court of Delaware. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to Delaware jurisdiction, upon the commencement of any Chapter 11 Proceedings, each

                                       6

of the Parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

         15. Specific Performance. It is understood and agreed by each of the Parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

         16. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

         18. Prior Negotiations. This Agreement and the Term Sheet supersede the Original Agreement and all prior negotiations with respect to the subject matter hereof.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

         20. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

         21. Consideration. It is hereby acknowledged by the Parties hereto that, except as otherwise set forth in the Term Sheet, no consideration shall be due or paid to the Consenting Holders for their agreement to consent to the Prepackaged Plan in accordance with the terms and conditions of this Agreement other than ICSL's agreement to use its reasonable best efforts to obtain approval of Prepackaged Plan and to take all steps necessary and desirable to confirm the Prepackaged Plan in accordance with the terms and conditions of this Agreement.


                                       7


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.


                                       INNOVATIVE CLINICAL SOLUTIONS, LTD.


                                        By:  /s/Martin J. Whitman
                                            -------------------------------
                                             Name: Martin J. Whitman
                                             Title:  Chairman


                                       THIRD AVENUE TRUST ON BEHALF OF THE
                                       THIRD AVENUE VALUE FUND SERIES

                                        By:  /s/David Barse
                                            -------------------------------
                                             Name:  David Barse
                                             Title:  President


                                       M.J. WHITMAN PILOT FISH OPPORTUNITY
                                       FUND LP

                                       By:   M.J. Whitman Pilot Fish Opportunity
                                             Fund Inc., general partner

                                       By:   /s/David Barse
                                           -------------------------------
                                           Name:  David Barse
                                           Title:  President

                                       8

                         SCHEDULE OF CONSENTING HOLDERS


------------------------------------ -------------------------------------------

             Holder                    Principal Amount of Debentures
------------------------------------ -------------------------------------------
------------------------------------ -------------------------------------------

     Third Avenue Value Fund                     $49,155,000
------------------------------------ -------------------------------------------
------------------------------------ -------------------------------------------
M.J. Whitman Pilot Fish Opportunity               $1,750,000
Fund LP
------------------------------------ -------------------------------------------
------------------------------------ -------------------------------------------


------------------------------------ -------------------------------------------



                                       9